Exhibit 10.7

Approved April 20, 2026

Las Vegas Sands Corp.
AMENDED AND RESTATED 2004 EQUITY AWARD PLAN
PERFORMANCE STOCK UNITS AWARD AGREEMENT
THIS PERFORMANCE STOCK UNITS AWARD AGREEMENT (the “Agreement”), is made, effective as of the [          ]  day of [                    ], 20[  ], (hereinafter the “Date of Grant”), between Las Vegas Sands Corp., a Nevada corporation (the “Company”), and [INSERT NAME] (the “Participant”).
R E C I T A L S:

WHEREAS, the Company has adopted the Las Vegas Sands Corp. Amended and Restated 2004 Equity Award Plan (as amended from time to time, the “Plan”), pursuant to which awards of performance-based Restricted Stock Units (“Performance Stock Units”) with respect to shares of the Company’s Common Stock may be granted; and
WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) has determined that it is in the best interests of the Company and its stockholders to grant the award of Performance Stock Units provided for herein to the Participant in recognition of the Participant’s services to the Company, such grant to be subject to the terms set forth herein.
NOW, THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:
1.Grant of Performance Stock Units Award. The Company hereby grants on the Date of Grant to the Participant a target number of [INSERT NUMBER] Performance Stock Units (the “Award”), on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. Such Performance Stock Units shall be credited to a separate account maintained for the Participant on the books of the Company (the “Account”). On any given date, the value of each Performance Stock Unit comprising the Award shall equal the Fair Market Value of one share of Common Stock. The Award shall vest and be settled in accordance with Section 3 hereof.
2.Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Participant and his legal representative in respect of any questions arising under the Plan or this Agreement.

3.Terms and Conditions.
(a)Vesting. As soon as practicable following the end of the Performance Period set forth in Annex A (but in no event later than March 15 of the calendar year following the calendar year in which the end of the Performance Period occurs), the Committee will determine the number of earned Performance Stock Units equal to the target number of such Performance Stock Units multiplied by a performance factor (a “Performance Factor” and such earned Performance Stock Units, the “Earned PSUs”). The Earned PSUs shall vest upon such certification, subject to Participant’s continued employment through such date (the “Certification Date”). The Performance Factor for the Performance Period will be determined based on the level of achievement, over the course of the Performance Period, of the performance goals set forth in Annex A hereto. The Participant understands and acknowledges that the Performance Factor may be zero if applicable minimum goals are not met, and that the Performance Factor may not exceed the maximum amount set forth in Annex A. Any Performance Stock Units that do not become Earned PSUs shall be immediately cancelled and forfeited without consideration.
(b)Settlement. The Company shall settle vested Performance Stock Units as soon as practicable, and in no event later than thirty (30) days following the date on which such Performance Stock Unit vested in accordance with the terms and conditions hereof (the “Vesting Date”), and, upon such settlement, the Company shall (i) issue and deliver to the Participant one share of Common Stock for each vested Performance Stock Unit (the “PSU Shares”), with any fractional shares paid out in cash (and, upon such settlement, the Performance Stock Units shall cease to be credited to the Account) and (ii) enter the Participant’s name as a stockholder of record with respect to the PSU Shares on the books of the Company. Alternatively, the Committee may, in its sole discretion, elect to pay cash or part cash and part PSU Shares in lieu of settling the Award solely in PSU Shares. If a cash payment is made in lieu of delivering PSU Shares, the amount of such payment shall be equal to the Fair Market Value as of the Vesting Date of the PSU Shares settled in cash.
(c)Dividend Equivalents. If on any date that Performance Stock Units remain credited to the Account, dividends are paid by the Company on outstanding shares of its Common Stock (“Shares”) (each, a “Dividend Payment Date”), then the Participant’s Account shall, as of each such Dividend Payment Date, be credited with an amount (each such amount, a “Dividend Equivalent Amount”) equal to the product of (i) the target number of Performance Stock Units in the Account as of the Dividend Payment Date and (ii) the per Share cash amount of such dividend (or, in the case of a dividend payable in Shares or other property, the per Share equivalent cash value of such dividend as determined in good faith by the Committee). At the end of the Performance Period, the aggregate Dividend Equivalent Amount will be adjusted to reflect the Dividend Equivalent Amount that would have been credited to the Participant’s Account as of the Date of Grant if such calculations had been based on the Earned PSUs. On each settlement date, in connection with the settlement and delivery of PSU Shares as contemplated by Section 3(b), the Participant shall be entitled to receive a payment, without interest, of an amount in cash equal to the accumulated Dividend Equivalent Amounts in respect of the PSU Shares so delivered.
(d)Taxes. Upon the settlement of the Award in accordance with Section 3(b) hereof, the Participant shall recognize taxable income in respect of the Award, and the Company shall report such taxable income to the appropriate taxing authorities in respect of the Award as it determines to be necessary and appropriate. The Participant shall pay to the Company promptly upon request, and in any event at the time the Participant recognizes taxable income in respect of the Award, an amount equal to the taxes, if any, the Company determines it is required to withhold under applicable tax laws with respect to the Award. Such payment may be made in the form of cash. The Participant also may satisfy, in whole or in part, the foregoing withholding liability (but no more than the minimum required withholding liability) by (i) the delivery of

Mature Shares owned by the Participant having a Fair Market Value equal to such withholding liability or (ii) having the Company withhold from the number of shares of Common Stock otherwise issuable pursuant to the settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability, provided that any fractional shares of Common Stock resulting from clauses (i) and (ii) shall be immediately settled in cash.
(e)Effect of Termination of Employment or Services; Change in Control. Notwithstanding anything specifically provided in an effective employment, services, change in control or other written agreement (including any offer letter, term sheet or similar written agreement) between the Participant and the Company (or any Affiliate of the Company), the following provisions shall apply to the Award:
(i)Except as provided in this Section 3(e), unvested Performance Stock Units shall be forfeited without consideration by the Participant upon the Participant’s termination of employment or services with the Company for any reason prior to the Certification Date, including any termination of employment for Cause.
(ii)Termination of Employment or Services without Cause or by the Participant for Good Reason Prior to a Change in Control or More Than 24 Months Following a Change in Control
(A)Upon termination of the Participant’s employment by the Company without Cause or by the Participant for Good Reason (in each case, prior to a Change in Control), the pro-rata portion of the Participant’s unvested Performance Stock Units that would have vested through the date of termination (calculated on a straight line basis based on the number of days from the Date of Grant through the date of termination), shall remain outstanding and eligible to vest based on actual performance at the end of the Performance Period determined in accordance with Section 3(a), and the remainder of the Participant’s unvested Performance Stock Units shall be forfeited.
(B)Upon termination of the Participant’s employment by the Company without Cause or by the Participant for Good Reason (in each case, more than 24 months following a Change in Control), the pro-rata portion of the Participant’s unvested Post-Change in Control Performance Stock Units (as determined in accordance with Section 3(e)(v)) that would have vested through the date of termination (calculated on a straight line basis based on the number of days from the Date of Grant through the date of termination), shall remain outstanding and vest at the end of the Performance Period, and the remainder of the Participant’s unvested Performance Stock Units shall be forfeited.
(iii)Termination of Employment or Services without Cause or by the Participant for Good Reason within 24 Months Following a Change in Control
(A)Upon termination of the Participant’s employment by the Company without Cause or by the Participant for Good Reason, in each case within 24 months following a Change in Control, 100% of the Participant’s unvested Post-Change in Control Performance Stock Units (as determined in accordance with Section 3(e)(v)) shall vest immediately.
(iv)Termination of Employment Due to Death or Disability; Retirement
(A)Upon the termination of the Participant’s employment or services due to death or Disability, 100% of the target number of the Participant’s unvested Performance Stock Units (in the event such termination occurs prior to a Change in Control), or 100% of the Participant’s unvested Post-Change in Control Performance Stock Units (as determined in accordance with Section 3(e)(v)) (in the event such termination occurs following a Change in Control), as applicable, shall vest immediately.
(B)Upon the Participant’s Retirement prior to a Change in Control or more than 24 months following a Change in Control, the pro-rata portion of the Participant’s unvested Performance Stock Units or Post-Change in Control Performance Stock Units (as determined in accordance with Section 3(e)(v)), as applicable, that would have vested through the date of termination (calculated on a straight line basis based on the number of days from the Date of Grant through the date of termination), shall remain outstanding and eligible to vest (and in the case of any unvested Performance Stock Units, based on actual performance determined in accordance with Section 3(a)) at the end of the Performance Period, and the remainder of the Participant’s unvested Performance Stock Units or Post-Change in Control Performance Stock Units, as applicable, shall be forfeited.
(C)Upon the Participant’s Retirement within 24 months following a Change in Control, 100% of the Participant’s unvested Post-Change in Control Performance Stock Units (as determined in accordance with Section 3(e)(v)) shall vest immediately.
(v)Treatment Upon a Change in Control. Upon a Change in Control, all Performance Stock Units shall cease to be subject to any performance goals and shall be converted into time-based Restricted Stock Units (i) based on the actual level of achievement of the performance goals set forth in Annex A hereto through the last completed fiscal quarter prior to the Change in Control or (ii) at such level of achievement determined by the Committee in its good faith discretion (as so converted, the “Post-Change in Control Performance Stock Units”). The Post-Change in Control Performance Stock Units shall otherwise remain outstanding and eligible to vest based on continued employment through the last day of the Performance Period.
(vi)For purposes of this Agreement, “Cause” and “Good Reason” shall each have the meaning assigned to such term in the employment agreement between the Participant and the Company and “Retirement” shall mean the Participant’s termination of employment upon obtaining age 55 with at least 10 years of service with the Company.
(f)Status as Employee or Consultant. For the sake of clarity, if (A) the Participant’s relationship with the Company or any Affiliate changes from employee to consultant or independent contractor, or from consultant or independent contractor to employee, or (B) the Participant transfers from employment or service with the Company, to employment or service with any Affiliate of the Company, or vice-versa, or from employment or service with any Affiliate of the Company to employment or service with any other Affiliate of the Company, the Participant shall not be deemed to have terminated employment or service for purposes of this Agreement.
(g)Rights as a Stockholder. The Participant acknowledges and agrees that, with respect to the Performance Stock Units credited to his Account, he has no voting rights with respect thereto unless and until such Performance Stock Units are settled in PSU Shares pursuant to Section 3(b) hereof. Upon and following each Vesting Date, the Participant shall be the record owner of the PSU Shares settled upon such applicable date unless and until such PSU Shares are sold or otherwise disposed of, and as record owner shall be entitled to all rights of a common stockholder of the Company, including, without limitation, voting rights, if any, with respect to the PSU Shares. Prior to the first Vesting Date, the Participant shall not be deemed for any purpose to be the owner of shares of Common Stock underlying the Performance Stock Units.
(h)Transferability. The Award may not at any time prior to vesting be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.
(i)Compliance with Legal Requirements. The granting and delivery of the PSU Shares, and any other obligations of the Company under this Agreement shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Committee, in its sole discretion, may postpone the issuance or delivery of the PSU Shares as the Committee may consider appropriate and may require the Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the PSU Shares in compliance with applicable laws, rules and regulations.
4.Miscellaneous.
(a)Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:
if to the Company:
Las Vegas Sands Corp.
5420 S Durango Dr
Las Vegas, Nevada 89113
Attn: Office of the General Counsel
if to the Participant, at the Participant’s last known address on file with the Company.
All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.
(b)Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
(c)General Assets. All amounts credited to the Account under this Agreement shall continue for all purposes to be part of the general assets of the Company. The Participant’s interest in the Account shall make the Participant only a general, unsecured creditor of the Company.
(d)No Rights to Employment. Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained, in any position, as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Participant at any time for any reason whatsoever.
(e)Bound by Plan. By signing this Agreement, the Participant acknowledges that he has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

(f)Beneficiary. The Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.
(g)Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.
(h)Entire Agreement; Effect of Employment Agreement, etc.; Amendment. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations, negotiations and agreements in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.
(i)GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA APPLICABLE TO AGREEMENTS MADE AND TO BE WHOLLY PERFORMED WITHIN THAT STATE, WITHOUT REGARD TO ITS CONFLICT OF LAWS PROVISIONS OR THE CONFLICT OF LAWS PROVISIONS OF ANY OTHER JURISDICTION WHICH WOULD CAUSE THE APPLICATION OF ANY LAW OTHER THAN THAT OF THE STATE OF NEVADA. ANY ACTION TO ENFORCE THIS AGREEMENT MUST BE BROUGHT IN A COURT SITUATED IN, AND THE PARTIES HEREBY CONSENT TO THE JURISDICTION OF, COURTS SITUATED IN CLARK COUNTY, NEVADA. EACH PARTY HEREBY WAIVES THE RIGHTS TO CLAIM THAT ANY SUCH COURT IS AN INCONVENIENT FORUM FOR THE RESOLUTION OF ANY SUCH ACTION.
(j)JURY TRIAL WAIVER. THE PARTIES EXPRESSLY AND KNOWINGLY WAIVE ANY RIGHT TO A JURY TRIAL IN THE EVENT ANY ACTION ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT IS LITIGATED OR HEARD IN ANY COURT.
(k)Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.
(l)Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
(m)Clawback Policy. By accepting the Award, the Participant knowingly, voluntarily and irrevocably consents to and agrees to be bound by and subject to the terms and conditions of the Clawback Policies, including that (i) the Participant will return any erroneously awarded compensation that is required to be repaid in accordance with the Clawback Policies, (ii) any Award that the Participant receives, has received or may become entitled to receive from the Company pursuant to the Plan is subject to the Clawback Policies, and the Clawback Policies may affect such Award, and (iii) the Participant has no right to indemnification, insurance payments or other reimbursement by or from the Company for any Award that is subject to recoupment and/or forfeiture under the Clawback Policies.

(n)Stock Ownership Requirements. By accepting the Award, the Participant knowingly, voluntarily and irrevocably consents to and agrees to be bound by and subject to the terms and conditions of any stock ownership guidelines or requirements adopted (or that may be adopted) by the Company, including, without limitation, the Company’s Stock Ownership Requirements For Executive Officers And Directors.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day first written above.

Las Vegas Sands Corp.
By:
Name: Title:

[Name of Participant]

Annex A
Performance Period and Performance Measures